As filed with the Securities and Exchange Commission on March 9, 2022.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Concierge Technologies, Inc.

(Exact name of registrant as specified in its charter)

Nevada	6199	90-1133909
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

120 Calle Iglesia

Unit B

San Clemente, CA 92672

949-429-5370

(Address, including zip code, and telephone number
including area code, of registrant’s principal executive offices)

Nicholas Gerber, Chief Executive Officer

Concierge Technologies, Inc.

120 Calle Iglesia

Unit B

San Clemente, CA 92672

Telephone: 949-429-5370

(Name, address, including zip code, and telephone number
including area code, of agent for service)

Copies To:

Peter Gennuso, Esq. McCarter & English, LLP Worldwide Plaza 825 Eighth Avenue, 31st Floor New York, NY 10019 Telephone: 212-609-6862	Brett Hanson, Esq. Emily Humbert, Esq. Fox Rothschild LLP Two22 Building – Suite 2000 222 S. Ninth St. Minneapolis, MN 55402-3338 Telephone: 612-607-7000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-261522

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b 2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated Filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) of the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

Pursuant to Rule 462(b) under the Securities Act of 1933, as amended (“Securities Act”), Concierge Technologies, Inc. (“Registrant”) is filing this Registration Statement on Form S-1 (this “Registration Statement”) with the Securities and Exchange Commission (“Commission”). This Registration Statement relates to the public offering of securities contemplated by the Registration Statement on Form S-1 (File No. 333-261522), as amended (the “Prior Registration Statement”), which the Registrant originally filed with the Commission on December 7, 2021, and which the Commission declared effective on March 9, 2022.

The Registrant is filing this Registration Statement for the sole purpose of registering an increase in the maximum aggregate offering price of $365,700 of securities of the same class as was included in the Prior Registration Statement. The increase in the maximum aggregate offering price being registered is in an amount that represents no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement. The information set forth in the Prior Registration Statement and all exhibits to the Prior Registration Statement are incorporated by reference into this Registration Statement.

The required opinion and consents are listed on the Exhibit Index attached hereto and filed herewith.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

EXHIBIT INDEX

Exhibit
Number	Description of Document
5.1	Opinion of McCarter & English, LLP.
23.1	Consent of BPM LLP, independent registered public accounting firm.
23.2	Consent of McCarter & English, LLP (included in the opinion filed as Exhibit 5.1).
24.1	Power of Attorney (see signature page to the registration statement).
107	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Clemente, State of California on the 9th day of March, 2022.

CONCIERGE TECHNOLOGIES, INC.

/s/ Nicholas D. Gerber
By: Nicholas D. Gerber
Chief Executive Officer and President
(Principal Executive Officer)

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mr. Nicholas D. Gerber and Mr. David W. Neibert or any one of them, with full power of substitution and authority to act in the absence of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Nicholas D. Gerber	Chief Executive Officer, President and Director	March 9, 2022
Nicholas D. Gerber	(Principal Executive Officer)

/s/ Stuart Crumbaugh	Chief Financial Officer	March 9, 2022
Stuart Crumbaugh	(Principal Financial Officer and Principal Accounting Officer)

/s/ David W. Neibert	Chief Operating Officer, Secretary and Director	March 9, 2022
David W. Neibert

/s/ Scott Schoenberger	Director	March 9, 2022
Scott Schoenberger

/s/ Matt Gonzalez	Director	March 9, 2022
Matt Gonzalez

/s/ Derek Mullins	Director	March 9, 2022
Derek Mullins

/s/ Kathryn D. Rooney	Director	March 9, 2022
Kathryn D. Rooney

/s/ Erin Grogan	Director	March 9, 2022
Erin Grogan

/s/ Kelly J. Anderson	Director	March 9, 2022
Kelly J. Anderson

/s/ Joya Delgado Harris	Director	March 9, 2022
Joya Delgado Harris